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                 EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Post-effective Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Guidant Corporation dated November 25, 1998 for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our reports dated February 3, 1998 with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



November 24, 1998
Indianapolis, IN                                       Ernst & Young LLP